UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

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(Amendment No. )

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Medical Connection Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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MEDICAL CONNECTIONS HOLDINGS, INC.
4800 T. Rex Avenue, Suite 310
Boca Raton, Florida  33431

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To our Shareholders:

This Notice and the accompanying Information Statement are being furnished to the shareholders of Medical Connections Holdings, Inc., a Florida corporation (the “Company,” “we” or “us”), in connection with action taken by the holders of at least 60.12% of our issued and outstanding common stock approving, by a written consent dated   _____________, 2012, the following:

1. An amendment to the Company’s Articles of Incorporation, as amended  (the “Articles of Incorporation”) to increase its authorized capital stock to 100 million shares of common stock and 10 million shares of preferred stock;

2.  An amendment to the Company's 2010 Stock Incentive Plan ("2010 Plan") to increase the number of shares reserved under the 2010 Plan from 1 million to 10 million shares of the Company's common stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of the holders of at least a majority of our common stock satisfies any applicable shareholder voting requirements under the Florida Business Corporation Act (“FBCA”) and the Company’s Articles of Incorporation and Bylaws, your vote or consent is not required to approve these matters.

The accompanying Information Statement is first being mailed to shareholders on   ___________, 2012.   It is for informational purposes only and explains (i) the amendment to our Articles of Incorporation to  increased our authorized capital to 100 million shares of common stock and 10 million shares of preferred stock and (ii) the amendment to our 2010 Plan to increase the number of shares reserved under the 2010 Plan to 10 million shares of common stock.  The accompanying Information Statement also serves as the notice required by Section 607.0704 of the FBCA of the taking of corporate action without a meeting by less than unanimous written consent of the Company’s shareholders.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider any matter described herein.

Sincerely,

_____________, 2012	/s/ Jeffrey S. Rosenfeld
Jeffrey S. Rosenfeld
Chief Executive Officer

MEDICAL CONNECTIONS HOLDINGS, INC.
4800 T. Rex Avenue, Suite 310
Boca Raton, Florida  33431
_________________________________

INFORMATION STATEMENT

 ____________, 2012

_________________________________

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by Medical Connections Holdings, Inc., a Florida corporation (the “Company,” “we,” or “us”), in connection with action taken by holders of at least a majority of our issued and outstanding shares of common stock, in lieu of a meeting, approving, by written consent dated  ____________, 2012, the following:

●	an amendment to our Articles of Incorporation to increase our authorized capital stock to 100 million shares of common stock and 10 million shares of preferred stock, and

●	an amendment to our 2010 Plan to increase the number of shares reserved under the 2010 Plan to 10 million shares of common stock.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of the Company’s common stock, Series A preferred stock and Series C preferred stock, entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent. This Information Statement also constitutes notice, pursuant to Section 607.0704 of the Florida Business Corporation Act (“FBCA”), of the taking of corporate action without a meeting by less than unanimous written consent of the Company’s shareholders.

This Information Statement is being mailed on or about  __________, 2012 to the Company’s shareholders of record as of  _________ (the “Record Date”). The actions taken by the Majority Shareholders will not become effective until at least 20 days after the initial mailing of the Information Statement. The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Voting and Vote Required

We are not seeking consent, authorizations or proxies from you. Section 607.0704 of the FBCA provides that, unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without a vote if the action is taken by holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Our Articles of Incorporation permit action by shareholders without a meeting if a consent authorizing such action is signed by the holders of outstanding stock constituting the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted.

The following shareholders, who together constitute the holders of a majority of the outstanding voting power of the Company (collectively, the "Majority Shareholders"), have executed an action by written consent of the Majority Shareholders dated as of  ___________, 2012 approving  (i) an amendment to the Company's Articles of Incorporation to increase its authorized capital stock to 100 million shares of common stock and 10 million shares of preferred stock and (ii) an amendment to increase the authorized shares under the Company's 2010 Stock Incentive Plan to 10 million shares. The shareholders constituting the Majority Shareholders are Brian R. Neill, Anthony J. Nicolosi and Jeffrey S. Rosenfeld, who together hold 60.12% of the Company's total voting power.  As of _________, the Company had 17,092,001 shares of common stock outstanding, 5,554 shares of Series A Preferred Stock outstanding and 215,000 shares of Series C Preferred Stock outstanding.

ACTION 1 – AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED STOCK

The Company's Board of Directors (the "Board") and Majority Shareholders have unanimously approved an amendment to our Articles of Incorporation to increase our authorized capital stock to 100 million shares of common stock and 10 million shares of preferred stock.  A copy of the Articles of Amendment to our Articles of Incorporation is attached hereto as Exhibit A.

Reason for the Amendment

The purpose of the amendment to our Articles of Incorporation is to authorize additional shares of common and preferred stock, so that shares of common stock and preferred stock can be available for use by the Company in connection with ongoing financings, as well as for business purposes, including but not limited to payment to employees, consultants, business partners, for acquisitions and possible new financings.

Our Articles of Incorporation currently authorizes us to issue a total of 20 million shares of common stock and 1 million shares of preferred stock. As of   January 23, 2012, we have  17,092,001 shares of common stock issued and outstanding.   Our Articles of Incorporation currently authorizes us to issue a total of 1 million shares of preferred stock, of which 100,000 shares have been designated as Series A preferred shares, 100,000 shares have been designed as Series B preferred shares and 215,000 shares have been designated as Series C preferred shares.  As of  January 23,  2012, we have 5,554 shares of Series A preferred stock issued and outstanding and 215,000 shares of Series C preferred stock issued and outstanding.  No shares of Series B preferred stock are issued and outstanding.

Because of the continuing need for additional capital and the anticipated growth of our operations, requiring significant increases in personnel and more business relationships with partners, vendors and others, the Board believes that the remaining number of shares of authorized common stock and preferred stock may be insufficient for the Company’s needs. An increase to 100 million shares of common stock and 10 million shares of preferred stock will, it is believed, provide a sufficient number of authorized shares of common stock and preferred stock to meet these needs in the foreseeable future.  As of January 23, 2012, the Company has an obligation to issue up to 223,300 shares pursuant to outstanding warrants and 3,085,000 shares pursuant to outstanding options.  Furthermore, the Company may be obligated to issue up to 150,000 shares of its common stock if it closes an acquisition of a healthcare staffing company.  Except as disclosed herein, the Board has no immediate plans, understandings, agreements or commitments to issue additional shares of the Company’s common stock or preferred stock.  After the effective date of this amendment to the Articles, the Company may issue additional shares in the future without further shareholder approval, except as may be required under applicable law.  Our Board may determine the terms of preferred shares to be issued including dividend rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters.

Possible Effects of the Proposed Increase in Authorized Capital

The increase in the Company's authorized common stock will not have any immediate effect on the rights of existing shareholders.  To the extent that the additional authorized shares are issued in the future, such shares will have a dilutive effect on the voting power and percentage equity ownership of our existing shareholders and, depending on the price at which they are issued, may have a dilutive effect on both the book value and market value of shares owned by our existing shareholders.  The holders of the Company's common stock and preferred stock have no preemptive rights to subscribe for, or purchase, any additional shares of our common stock or preferred stock that may be issued in the future.

We have not approved the increase in the Company's authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of the Company because the issuance of such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

No further action or authorization by shareholders would be necessary prior to the issuance of the additional shares authorized by the amendment of the Company's Articles of Incorporation.  We do not have any current plans, agreements or understandings for stock issuances which in the aggregate would involve the use of a number of shares that exceeds the amount currently authorized but unissued.

THE MAJORITY SHAREHOLDERS HAVE APPROVED AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK TO 100 MILLION SHARES OF COMMON STOCK AND 10 MILLION SHARES OF PREFERRED STOCK.

ACTION 2 – APPROVAL OF AN AMENDMENT TO THE 2010 PLAN  TO INCREASE THE SHARES AUTHORIZED UNDER THE 2010 PLAN

The Board and Majority Shareholders have unanimously approved an amendment to our 2010 Plan to increase the number of shares reserved under the 2010 Plan from 1 million to 10 million shares of our common stock.    A copy of the Medical Connections Holdings, Inc., Amended 2010 Stock Incentive Plan is attached hereto as Exhibit B.

Overview and Reasons for the Amendment

As originally adopted on June 30, 2010, the Company's 2010 Plan reserved  up to 1 million shares of the Company's common stock (as adjusted for the Company's reverse stock split, effective as of June 20, 2011) for issuance as awards under the 2010 Plan.  As of January 23, 2012, the Company had granted an aggregate of 85,000 options under the 2010 Plan to directors and employees.  The Board believes that increasing the number of shares available for grant under the 2010 Plan to 10 million shares will enable us to provide further incentives to key persons upon whom we rely for the growth of our business.  All terms of the 2010 Plan remain the same except the number of shares authorized under the 2010 Plan.  The material provisions of the 2010 Plan, as amended (the "Amended 2010 Plan"), are as follows:

Description of the Amended 2010 Plan

            The purpose of the Amended 2010 Plan is to attract, retain and reward directors, officers and other employees of Company and its subsidiaries and other persons who provide services to the Company ("Eligible Individuals") and to link compensation to measures of performance; thereby providing (1) additional incentives to such persons to create shareholder value and (2) such persons with an opportunity to acquire a proprietary interest in Company.

The Amended 2010 Plan will allow us to grant a variety of stock-based and cash-based awards to Eligible Individuals.  All employees of the Company are eligible to participate in the Amended 2010 Plan, including officers.  The benefits or amounts under the Amended 2010 Plan that will be received by or allocated to Amended 2010 Plan participants will be determined by Company's Board and in the future, the Board may delegate its authority to grant awards to the compensation committee of the Board or to another committee appointed by the Board, in its sole discretion.

Shareholder approval was obtained to satisfy certain legal requirements.  In addition, our Board regards shareholder approval of the Amended 2010 Plan as desirable and consistent with good corporate governance practices.

Our Board also seeks to the greatest extent practicable to ensure Company's ability to claim tax deductions for compensation paid.  Section 162(m) of the Internal Revenue Code ("the Code") limits the deductions a publicly held company can claim for compensation in excess of $1 million paid in a given year to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) serving on the last day of the fiscal year  ("covered employees").  "Performance based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible.  Because compensation may be paid to covered employees of the Company under the Amended 2010 Plan, the Company has obtained shareholder approval of the Amended 2010 Plan in order to meet a key requirement for certain awards to qualify as "performance based" under Section 162(m).

In addition, shareholder approval will permit designated stock options to qualify as incentive stock options under the Code.  Such qualification can give holders of the options more favorable tax treatment, as explained below.

Shareholder approval of the Amended 2010 Plan will not affect Company's ability to make stock or cash based awards outside of the Amended 2010 Plan to the extent consistent with applicable laws and regulations.

Potential Dilution

The aggregate number of shares of common stock of Company that may be issued to employees, directors and third party service providers under the Amended 2010 Plan is Ten Million (10,000,000) shares.  Awards made under the Amended 2010 Plan that are forfeited, cancelled or have expired will become available for future awards under the 2010 Plan.

Description of the Amended 2010 Plan

The following is a brief description of the Amended 2010 Plan's material features.  This description is qualified in its entirety by reference to the full text of the Amended 2010 Plan, a copy of which is attached hereto as Exhibit B.

            Administration.  Our Board of Directors will establish a committee that, in addition to other duties, will administer the Amended 2010 Plan and make all other decisions and determinations as may be required under the Amended 2010 Plan or as the committee may deem necessary or advisable in administering the Amended 2010 Plan.  The committee will have the authority to select award recipients, determine the type, size, and other terms and conditions of awards. The committee will be composed of persons who are both non−employee directors, as defined under Securities and Exchange Commission Rule 16b−3(b)(3) of the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Code.  The committee will be permitted to delegate to one or more senior executives of Company the authority to grant awards to Eligible Individuals and to carry out such other administrative responsibilities as the committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law, Articles of Incorporation and Bylaws of Company.  If no committee exists, the functions of the committee will be exercised by the Board.

Eligibility.  Officers, employees, including persons who have agreed to become employees and directors of, and persons providing substantial bona fide personal services to the Company and certain related entities are eligible to be selected as award recipients.  Incentive stock options may only be granted to employees of the Company that meet the required definition for purposes of incentive stock options under the Code.

Type of Awards.  The Amended 2010 Plan gives the committee the flexibility to grant a variety of instruments in addition to stock options and restricted stock, including stock appreciation rights, performance shares and performance units.  Awards may be granted alone or in combination with any other award granted under the Amended 2010 Plan or any other plan.  The committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award.  Below is a description of the types of awards that may be issued under the Amended 2010 Plan.

Stock Options and Stock Appreciation Rights.  A stock option is a right to purchase a specified number of shares of Company common stock at an exercise price established at the date of grant.  Stock options granted may be either non−qualified stock options or incentive stock options (which are intended to qualify as "incentive stock options" within Section 422 of the Code).  A stock appreciation right ("SAR") entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of Company common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR.  The committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable.

Restricted Stock.  An award of restricted stock is an issuance of shares of Company common stock that is subject to certain restrictions established by the committee and to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company for a specified period of time).  Recipients of restricted stock may receive the stock prior to the restrictions being satisfied, in which case such stock shall be legended accordingly, or Company may elect to hold such shares for the benefit of the restricted stock recipient. Generally, the restricted stock recipient will be entitled to vote the restricted stock and to exercise other shareholder rights.  Thus, upon grant, the shares may be included in the Company's total number of shares outstanding and accrue and pay dividends, which will be subject to the same restrictions and forfeiture conditions as the restricted stock with respect to which such dividends were issued.

Performance Based Awards.  The committee may grant performance awards, which may be cash or stock based, including performance units and performance shares.  Generally, performance awards require satisfaction of pre−established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events.  The committee will set the performance goals used to determine the amount payable pursuant to a performance award.  To avoid limitations on tax deductibility in Section 162(m) of the Code for any compensation in excess of $1 million paid to covered employees of the Company, the business criteria used by the committee in establishing performance goals applicable to performance awards to such covered employees must be selected from among the following:

(i)	the attainment of certain target levels of, or a specified increase in, the Company's enterprise value or value creation targets;

(ii)
the attainment of certain target levels of, or a percentage increase in, the Company's after-tax or pre-tax profits including, without limitation, that attributable to Company's continuing and/or other operations;

(iii)	the attainment of certain target levels of, or a specified increase relating to, the Company's operational cash flow or working capital, or a component thereof;

(iv)	the attainment of certain target levels of, or a specified decrease relating to, the Company's operational costs, or a component thereof;

(v)
the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company's long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the committee;

(vi)	the attainment of a specified percentage increase in earnings per share or earnings per share from the Company's continuing operations;

(vii)	the attainment of certain target levels of, or a specified percentage increase in, the Company's net sales, revenues, net income or earnings before income tax or other exclusions;

(viii)	the attainment of certain target levels of, or a specified increase in, the Company's return on capital employed or return on invested capital;

(ix)	the attainment of certain target levels of, or a percentage increase in, the Company's after-tax or pre-tax return on shareholder equity;

(x)	the attainment of certain target levels in the fair market value of the Company's common stock;

(xi)	the growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends;

(xii)	successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith; and/or

(xiii)	the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization).

In addition, performance goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above.  Further, the performance goals may be based upon the attainment by the Company (or a subsidiary, division, facility or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations.  To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the performance goals may be based; (ii) modify, amend or adjust the business criteria described above; or (iii) incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances

            Limitations on Awards.  The aggregate number of shares that may be issued to under the Amended 2010 Plan will not exceed Ten Million (10,000,000). A maximum of Ten Million (10,000,000) shares may be subject to grants of incentive stock options.  A maximum of Two Million (2,000,000) shares may be subject to grants of stock options or stock appreciation rights to any one Eligible Individual during any one fiscal year. A maximum of Two Million (2,000,000) shares may be subject to grants of performance shares, restricted stock, and awards of common stock to any one Eligible Individual during any one fiscal year. The maximum value at grant date of grants of performance units which may be granted to any one Eligible Individual during any one fiscal year shall be One Million Dollars ($1,000,000.00).  Shares issued under the Amended 2010 Plan that are reacquired by Company in connection with a cancellation, forfeiture, termination or other failure to satisfy performance conditions will not be treated as having been issued for purposes of the share limitation.  Shares delivered under the Amended 2010 Plan may be newly issued shares, treasury shares, or shares acquired in the open market.

Adjustments.  In the event outstanding shares of the Company's common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, the committee will adjust the number and kind of shares subject to the aggregate and individual share limitations to the extent equitable and appropriate.  The committee will also make appropriate and equitable adjustments to outstanding awards upon occurrence of these events to preserve the awards without enhancing their value.  These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award.

Amendment, Termination.  The Board may amend, suspend, discontinue, or terminate the Amended 2010 Plan or the committee's authority to grant awards under the Amended 2010 Plan without shareholder approval, provided that shareholder approval will be required for any amendment that will require shareholder approval as a matter of law or regulation.

Code Section 409A.  It is intended that awards granted under the Amended 2010 Plan either be exempt from or comply with the requirements of Code Section 409A.  The committee may amend any outstanding award without the participant's consent if such amendment is required to either comply with Section 409A of the Code or prevent the participant from being subject to any tax or penalty under Section 409A.

Tax Consequences

The federal income tax consequences arising with respect to awards granted under the Amended 2010 Plan will depend on the type of award.  From the recipients' standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares.  Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.  Exceptions to these general rules may arise under the following circumstances:

●
if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance−related condition, ordinary income taxation and the Company tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture);

●
if a person is granted an option that qualifies as an "incentive stock option," no ordinary income will be recognized, and the Company will not be entitled to any tax deduction if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant;

●
the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees if and to the extent such compensation does not qualify as "performance−based" compensation under Section 162(m) of the Code and such compensation, along with any other non−performance−based compensation paid in the same calendar year, exceeds $1 million; and

●
an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if such vesting occurs prior to the delivery of the cash or stock in settlement of the award, if the award constitutes "deferred compensation" under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

 The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Amended 2010 Plan.  This discussion is intended for the information of shareholders and not as tax guidance to participants in the Amended 2010 Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients, and the method of payment or settlement.  This summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

Plan Benefits to Named Executive Officers and Others

Because stock awards under the 2010 Plan are discretionary, it is difficult to predict the benefits that our executive officers, directors and other will receive under the Amended 2010 Plan.  However, the table below sets forth information pertaining to stock options that were granted in 2011 under the 2010 Plan  to the persons or groups named below.

Name and Position	Total Number of Stock Options	Dollar Value of Stock Options (1)

All current executive officers as a group	0	0

All current non-employee directors as a group	75,000	$2,675.00

All employees, including all current officers who are not executive officers, as a group	10,000	$357.00

(1) For establishing grant date fair value of stock options, we use the Black-Scholes option pricing model to calculate the fair value of stock options. The key assumptions for the Black-Scholes valuation method include the expected life of the option, stock price volatility, the risk-free interest rate, dividend yield and exercise price. The exercise price of stock options is the fair market value of our common shares on the date of grant (which was $0.32 per share on January 12, 2012).  The following table sets forth the assumptions used in the calculation of the amounts for stock option awards presented in the table:

a.	Expected Volatility: 50%.

b.	Risk-Free Interest Rate: The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life: 2.5%.

c.	Dividend Yield: 0 based on the historical dividend yield.

d.	Expected Life: 10 years.

Equity Compensation Plan Information

The following table provides information as of  January 12, 2012 about shares of our common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants and directors under all of our existing equity compensation plans, including our 2010 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)
Equity compensation plans approved by security holders (2010 Plan)	85,000	$0.32	915,000

Equity compensation plans not approved by security holders	3,000,000	$0.32	-

Total	3,085,000	$0.32	915,000

Interests of Certain persons in Matters to be Acted Upon

Our directors and executive officers and the Majority Shareholders that approved the Written Consent, in their roles as directors and executive officers, have a substantial interest in the amendment to the 2010 Plan. Although there is currently no intent to offer these persons additional awards under the Amended 2010 Plan, they are all eligible to receive additional awards under the Amended 2010 Plan. To the extent that the Amended 2010 Plan is amended to the benefit of the executive officers and directors, these persons have a direct interest, and to the extent that the increase in the number of awards that may be granted under the Amended 2010 Plan increases the potential number of awards that these persons can or do receive, they have a direct interest.

THE MAJORITY SHAREHOLDERS HAVE APPROVED THE AMENDMENT TO THE COMPANY'S  AMENDED 2010 PLAN TO INCREASE THE AUTHORIZED SHARES TO 10 MILLION.

EXECUTIVE COMPENSATION

The following table discloses compensation paid during the fiscal year ended December 31, 2011 and 2010 to our (i) Chief Executive Officer, (ii) President, (iii) Chief Financial Officer and (iv) former Chief Executive Officer. We refer to these officers as our Named Executive Officers in other parts of this proxy statement. We currently do not have any other individual employee of the Company designated as an executive officer.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)		All Other Comp(2)	Total
Jeffrey Rosenfeld (1)	2011	$220,458	-	-		$7,716	$228,174
Chief Executive Officer	2010	$171,417	$91,000	$37,730	(4)	$7,399	$307,546

Anthony Nicolosi	2011	$328,374	-	-		$7,330	$335,704
President	2010	$387,402	-	$102,670	(4)	$6,635	$496,707

Brian Neill	2011	$253,083	-	-		-	$253,083
Chief Financial Officer	2010	$256,635	$82,500	$102,730	(4)	-	$441,865

Joseph Azzata (6)	2011	$-	-	-		-	$-
Former Chief Executive Officer	2010	$208,653	-	-		-	$208,653

(1)	Stock awards are valued based on the aggregate grant date fair value of the award on the date of grant and are computed in accordance with FASB ASC Topic 718.

(2)	Represents the dollar amount of the Company's match to the Named Executive's 401(k) plan.

(3)	Mr. Rosenfeld was hired in March 2010 as the COO and assumed the CEO position July 2010.

(4)
Mr. Rosenfeld and Mr. Neill each received 40,000 shares of the Company's Series C preferred stock and Mr. Nicolosi received 17,000 shares of Series C preferred stock on September 23, 2010 as compensation for services rendered to the Company.  Because the Series C shares are not convertible into shares of the Company's common stock, the shares have been valued based on the par value.  Mr. Nicolosi and Mr. Neill each received 50,000 shares of the Company’s common stock in June and in September 2010.  Mr. Rosenfeld received 50,000 shares of the Company’s common stock in September 2010.

(5)	Mr. Neill received 50,000 shares of the Company's stock in June and in November, 2009.

(6)	Mr. Azzata left employment with the Company July 2010.

Employment Agreements

On January 10, 2012, the Company entered into amended and restated employment agreements with Jeffrey S. Rosenfeld, its Chief Executive Officer, Anthony J. Nicolosi, its President and Brian R. Neill, its Chief Financial Officer.   The agreements and are for three-year terms, which are subject to an automatic one-year renewal provision after the initial three year term expires, unless the other party gives at least 120 days notice prior to the date of automatic renewal. Mr. Nicolosi and Mr. Neill receive annual base salaries of $350,000 and $250,000, respectively.  Mr. Rosenfeld's annual base salary is $225,000 until  March 10, 2012, when it will increase to $250,000. These salaries are subject to an annual review by the Board of Directors and each is eligible to receive discretionary bonuses of up to 33% of his base salary. Each executive is also entitled to receive an annual stock grant of at least one million shares of the Company’s common stock. All are eligible to participate in the benefit plans available to our senior executives.

If an executive’s employment is terminated without cause or by the executive for good reason, the executive will receive a lump sum severance payment equal to one year's annual salary and any accrued but unpaid bonuses upon termination of the executive's employment. If the executive is terminated after a change of control (as defined in the employment agreement) without cause or if the executive terminates for good reason, he will be entitled to receive one year's annual salary and any accrued but unpaid bonuses in a lump sum payment.

Outstanding Equity Awards at Fiscal Year End (December 31, 2011)

Our Named Executive Officers did not have any unexercised stock options or unvested stock awards as of December 31, 2011.

Executive Compensation Discussion

The base salary for our current executive officers (Mr. Rosenfeld, Mr. Nicolosi and Mr. Neill) is contained in their respective employment agreements.  Their base salaries are based on the scope of their responsibilities taking into account competitive market compensation paid by other companies for similar positions.  Base salaries are reviewed annually, as part of the Company’s review process, and are adjusted from time to time after taking into account a number of factors, including each executive’s level of responsibility, level of performance during the past fiscal year (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals, and our historical compensation levels.  The Board did not make any changes in the base salary for its executives during 2011, other than the increase in salary for Mr. Rosenfeld which was required pursuant to his employment agreement.

The Board did not make any bonus payments or option grants to its executive officers during fiscal 2011.  However, on January 10, 2012, the independent members of the Company's Board of Directors approved option grants to purchase 1 million shares of the Company's common stock to each of Mr. Rosenfeld, Mr. Nicolosi and Mr. Neill as bonus payments for  (i) increasing the Company's gross profit margin in travel by 66% in 2011 compared to 2010, (ii) restructuring contracts with hospitals and the sales team, both resulting in a 43% increase in traveler headcount in 2011, and (iii) opening a healthcare IT division in 2011.  The exercise price of the options was equal to the fair market value of the Company's common stock on the date of grant ($.32 per share) and the options are exercisable for a period of ten (10) years after the grant date.

In 2010, the Board approved stock bonus payments with shares of the Company's Series C preferred stock, discretionary bonus payments and stock awards to its executives. The Board approved the grant of stock bonus payments with shares of the Company's Series C Preferred Stock to Mr. Neill and Mr. Nicolosi for exceptional services rendered in the first six months of 2010 and to ensure continuity of management at the Company during its new growth initiatives. These services rendered by Mr. Nicolosi and Mr. Neill included, but were not limited to identifying several new acquisition opportunities for the Company, negotiating and structuring the terms of the proposed acquisition transactions and implementing certain operational changes in the Company's business.  The Board authorized the Company to make these bonus payments by issuing 40,000 shares of the Company's Series C Preferred Stock to Mr. Neill and 17,000 shares of the Company's Series C Preferred Stock to Mr. Nicolosi on June 30, 2010.  The Company also approved the issuance of 40,000 shares of its Series C Preferred Stock to Mr. Rosenfeld in connection with his employment agreement.

The Company made discretionary bonus awards of $91,000 to Mr. Rosenfeld and $82,500 to Mr. Neill in December 2010 in recognition of their extraordinary efforts in improving the Company's operating performance during fiscal 2010.  In addition, the Company issued stock awards in the amount of 1 million shares to each of Mr. Neill and Mr. Nicolosi and 500,000 shares to Mr. Rosenfeld in fiscal 2010 pursuant to its contractual obligation in their employment agreements.

The Company provides its executives and others employees with a variety of health and welfare, and paid time-off benefits designed to enable the Company to attract and retain our workforce in a competitive marketplace. These benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Savings plans help employees, especially long-service employees, save and prepare financially for retirement.  The Company also provides its executives and other employees with the opportunity to participate its 401(k) plan.  Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time. The 401(k) plans are designed to provide for distributions in a lump sum or in periodic installments after termination of service. However, loans and in-service distributions under certain circumstances such as a hardship, attainment of age 59 1/2 or a disability are permitted.

The Company provides its executive officers with perquisites and other personal benefits that it believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain executive officer and key employees. During fiscal 2010 and 2011, our executive officers were only provided participation in the plans and programs described above and monthly car allowances, as set forth in their employment agreements. None of our executive officers received any other perquisites or other benefits, which conferred a direct or indirect benefit having a personal aspect and which were not generally available to other employees.

Director Compensation Table

We do not currently compensate our non-employee directors in cash for their service as members of our board of directors.  We reimburse our directors for reasonable expenses in connection with our Board meetings.  In 2011, our directors did not receive any compensation for their services as members of our Board.

On January 10, 2012, the disinterested members of the Board approved option grants to purchase 25,000 shares of the Company's common stock to each of the Company's non-employee directors, Dr. Biehl, Mr. Taylor and Mr. Wallace pursuant to the Company's 2010 Stock Incentive Plan.  The exercise price of the options is equal to the fair market value of the Company's common stock on the date of grant ($.32 per share). The options are immediately vested and the options are exercisable for a period of ten (10) years after the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of  January 23, 2012 by (i) each named executive officer, (ii) each director, (iii) all of our named executive officers and directors as a group and (iv) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.  Unless otherwise specified, we believe that all persons listed in the table possess sole voting and investment power with respect to all shares of the Company’s common stock that are beneficially owned by them. As of January 23, 2012, we had 17,092,001 shares of common stock issued and outstanding, 5,554 shares of Series A Preferred Stock  and 215,000 shares of Series C Preferred Stock.

Holders of the Company's common stock, Series A Preferred Stock and Series C Preferred Stock vote together as a single class on all matters, unless otherwise specified in the Florida Business Corporation Act. Each share of common stock and Series A preferred stock has 1 vote per share and each share of Series C Preferred Stock has 100 votes per share. Each share of Series A Preferred Stock may be exchanged at any time for nineteen (19) shares of the Company’s common stock.  The Series C Preferred Stock is not convertible into shares of the Company's common stock.

	% Total Voting Power
	Common Stock			Series C Preferred
Name of Beneficial Owner	Shares		%	Shares	%	% Total Voting Power
Anthony Nicolosi	1,428,950	(1)	7.89	75,000	34.89	21.31
Brian Neill	1,200,000	(1)	6.63	70,000	32.56	19.57
Albert Biehl	30,000	(2)	*	--	--	*
Robert B. Taylor	27,500	(2)	*	--	--	*
Jeffrey Rosenfeld	1, 065,000	(1)	5.89	70,000	32.56	19.25
James Wallace	30,000	(2)		--	--	*
TOTAL	3,781,450	(3)	18.75	215,000	100	60.12
_______
* Less than 1%

(1)	Includes immediately exercisable options to purchase 1,000,000 shares of the Company's common stock.
(2)	Includes immediately exercisable options to purchase 25,000 shares of the Company's common stock.
(3)	Includes immediately exercisable options to purchase 3,075,000 shares of the Company's common stock.

DELIVERY OF DOCUMENTS TO
SHAREHOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the documents was delivered.  A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the information statement by sending a written request to the Company at  4800 T. Rex Avenue, Suite 310, Boca Raton, Florida 33431 or by calling the Company at (561) 353-1110 and requesting a copy of the information statement.  A shareholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

EXHIBIT A

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
MEDICAL CONNECTIONS HOLDINGS, INC.

Pursuant to the provisions of section 607.1006 of the Florida Business Corporation Act, MEDICAL CONNECTIONS HOLDINGS, INC. (the "Corporation"), adopts the following amendment to its Articles of Incorporation:

FIRST:  Article 4.1 of the Articles of Incorporation is hereby amended to read as follows:

4.1   Authorized Shares:  The total number of shares of capital stock that the Corporation has the authority to issue is one hundred ten million (110,000,000) shares; consisting of one hundred million (100,000,000) shares of common stock $.001 par value per share and ten million (10,000,000) shares of preferred stock, $.001 par value.

The foregoing amendment was authorized and adopted by resolution of the Board of Directors and approved by the shareholders owning a majority of the outstanding voting shares pursuant to the written consent of the shareholders in lieu of a meeting on  _________.  The number of votes cast for the amendment by the shareholders was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this _____ day of __________.

MEDICAL CONNECTIONS HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT B

MEDICAL CONNECTIONS HOLDINGS, INC.
AMENDED 2010 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

Medical Connections Holdings, Inc., a Florida corporation hereby establishes the Medical Connections Holdings, Inc. Amended 2010 Stock Incentive Plan.  This Plan was duly adopted and approved by the Board and the Company's shareholders, effective as of June 30, 2010 ("Effective Date").  The Plan was amended by the Board and shareholders, effective as of  _______, 2012.

2. PURPOSE

The purpose of the Plan is to enable the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in MCH and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of MCH.

3. ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4. ADMINISTRATION

(a)   Committee.  The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion.  The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b)   Delegation to Officers or Employees.  The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan.  The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

(c)   Designation of Advisors.  The Committee may designate professional advisors to assist the Committee in the administration of the Plan.  The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent.  The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d)   Participants Outside the U.S.  In order to  conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e)   Liability and Indemnification.  No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder.  The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of MCH, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder.  Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of MCH.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual's own fraud or bad faith.

5. SHARES OF COMMON STOCK SUBJECT TO PLAN

(a)   Shares Available for Awards.  The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock.  The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Ten Million  (10,000,000) shares.

(b)   Certain Limitations on Specific Types of Awards.  The granting of Awards under this Plan shall be subject to the following limitations:

(i)   With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Ten Million (10,000,000) of such shares may be subject to grants of Incentive Stock Options;

(ii)   With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Two Million (2,000,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iii)   With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Two Million (2,000,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(iv)   The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be One Million Dollars ($1,000,000).

(c)   Reduction of Shares Available for Awards.  Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i)   In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right;

(ii)   In connection with the granting of an Award that is settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

(iii)   Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

(d)   Cancelled, Forfeited, or Surrendered Awards.  Notwithstanding anything to the contrary in this Plan, if any Award is cancelled,  forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award, other than a Stock Appreciation Right,  which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan.  Any Common Stock subject to a Stock Appreciation Right which is not issued upon settling such Stock Appreciation Right shall be available for future Awards granted under the Plan.

(e)   Recapitalization.  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of MCH by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of MCH or other increase or decrease in such shares effected without receipt of consideration by MCH occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (iv) the calculation of the reduction or increase of shares of Common Stock available under the Plan, (v) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (vi) the Exercise Price of outstanding Options granted under the Plan.  No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.  Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6. OPTIONS

(a)   Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b)   Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option.  Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee.  In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c)   Exercise Price.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d)   Limitation on Repricing.  Unless such action is approved by MCH's shareholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); and (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11).

(e)   Limitation on Option Period.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options and unless otherwise provided by the Committee, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option.  In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(f)   Limitations on Incentive Stock Options.  Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i)   Limitation on Grants.  Incentive Stock Options may only be granted to Section 424 Employees.  The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.  Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii)   Minimum Exercise Price.  In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii)   Ten Percent Shareholder.  Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of MCH, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(g)   Vesting Schedule and Conditions.  No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto or in the Plan.

(h)   Exercise.  When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions.  The Participant shall deliver to MCH a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan.  Unless otherwise provided by the Committee, said notice must be delivered to MCH at its principal office and addressed to the attention of Chief Financial Officer.  An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(i)   Payment.  Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i)   by cash, certified or cashier’s check, bank draft or money order;

(ii)   through the delivery to MCH of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to MCH's earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in MCH incurring any liability under Section 16(b) of the Exchange Act;

(iii)   through a "cashless exercise sale and remittance procedure" pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to MCH, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (B) to MCH to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or

(iv)   by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

(j)   Termination of Employment, Disability or Death.  Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant's outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph.  Upon such termination, the Participant's unvested Options shall expire.  Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant's estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms.  Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i)   Termination for Reason Other Than Cause, Disability or Death.  If a Participant's termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii)   Disability.  If a Participant's termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant's estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant's death, but in no event after the termination of the Option pursuant to its terms.

(iii)   Death.  If a Participant dies while in the employment or other service of the Company, the Participant's estate or the devisee named in the Participant's valid last will and testament or the Participant's heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant's death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant's death.

(iv)   Termination for Cause.  In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7. STOCK APPRECIATION RIGHTS

(a)   Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.  Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b)   Terms and Conditions of Stock Appreciation Rights.  Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c)   Exercise of Stock Appreciation Rights.  Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the Chief Financial Officer of MCH, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d)   Payment of Stock Appreciation Right.  Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant's estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion.  The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised.  Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8. RESTRICTED STOCK

(a)   Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.  Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b)   Restrictions.  The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Shares of Restricted Stock subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(d).

(c)   Certificates and Certificate Legend.  With respect to a grant of Restricted Stock, MCH may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire.  MCH may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions.  In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in The Medical Connections Holdings, Inc. 2010 Stock Incentive Plan (the "Plan"), and in an Agreement entered into by and between the registered owner of such shares and the Medical Connections Holdings, Inc. (the "Company"), dated _____________ (the "Award Agreement").  A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company."

(d)   Removal of Restrictions.  Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions.  Once the shares of  Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions, if any, held in escrow by the Company with respect to such Restricted Stock.

(e)   Shareholder Rights.  Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held.  If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.  Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.

(f)   Termination of Service.  Unless otherwise provided in a Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by MCH with respect to such Restricted Stock shall be forfeited immediately and returned to the Company.  Notwithstanding this paragraph, all grants of Restricted Stock that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(e) as if such grants of Restricted Stock were Awards of Performance Shares.  Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

9. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a)   Grant of Performance Shares and Performance Units.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.  Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

(b)   Performance Goals.  Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, MCH's enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, MCH's after-tax or pre-tax profits including, without limitation, that attributable to MCH's continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, MCH's operational cash flow or  working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, MCH's operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of MCH's long-term or short-term public or private debt or other similar financial obligations of MCH, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from MCH's continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, MCH's net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, MCH's return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, MCH's after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of MCH's Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; (xii) successful  mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith and/or (xiii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization).  In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of MCH of specified levels of performance under one or more of the measures described above.  Further, the Performance Goals may be based upon the attainment by MCH (or a subsidiary, division, facility or other operational unit of MCH) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations.  With respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned

(c)   Terms and Conditions of Performance Shares and Performance Units.  The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion.  The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder.  Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical.  Unless otherwise provided in an Award Agreement, the Participants' rights as a shareholder in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 8 above if the Performance Shares were Restricted Stock.  Unless otherwise provided in an Award Agreement, a holder of Performance Units is not entitled to the rights of a holder of our Common Stock.  No payments shall be made with respect to unvested Performance Shares and Performance Units.

(d)   Determination and Payment of Performance Units or Performance Shares Earned.  As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing.  On the last day of the second month following the end of the calendar year in which the Committee has certified the results in writing, the amounts payable or distributable with respect to Performance Shares or Performance Units shall be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable).  Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof.  For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance  Units to be payable.

(e)   Termination of Employment.  Unless otherwise provided in an Award Agreement, if a Participant's employment or other service with the Company terminates for any reason, all of the Participant's outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i)   Termination for Reason Other Than Death or Disability.  If a Participant's employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii)   Termination of Employment for Death or Disability.  If a Participant's employment or other service with the Company terminates by reason of the Participant's death or Disability prior to the end of a Performance Period, the Participant, or the Participant's estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant's outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

10. OTHER AWARDS

Awards of shares of Common Stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee.  Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual.  In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder.  The Committee may determine the terms and conditions of any such award.  Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

11. CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of MCH, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv)  provide that, in connection with a liquidation or dissolution of MCH, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing.  In the event that the Committee does not terminate or convert an Award upon a Change in Control of MCH, then the Award may be assumed, or substantially equivalent Awards may be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

12. CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by MCH or any entity that is a part of the Company immediately after such event.

13. REQUIREMENTS OF LAW

(a)   Violations of Law.  The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b)   Registration.  At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto.  In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant's exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent.  Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion.  The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate.  The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c)   Withholding.  The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of the minimum amount of  taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person's wages or compensation due to such person; or (iv)  requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d)   Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

14. GENERAL PROVISIONS

(a)   Award Agreements.  All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement.  Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters).  The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b)   Purchase Price.  To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c)   Dividends and Dividend Equivalents.  Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5(e) and subject to Section 8(e)and 9(c) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award which has not vested or an Option.  The Committee in its absolute and sole discretion may credit a Participant's Award with Dividend Equivalents with respect to any Awards.  To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts.  The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

(d)   Deferral of Awards.  The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine.  The Committee shall not permit the deferral of an Award unless counsel for MCH determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code.  If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e)   Prospective Employees.  Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f)   Issuance of Certificates; Shareholder Rights.  MCH shall deliver to the Participant a certificate evidencing the Participant's ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares.  A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g)   Transferability of Awards.  A Participant may not Transfer an Award other than by will or the laws of descent and distribution.  Awards may be exercised during the Participant's lifetime only by the Participant.  No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person.  Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award.  Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant's "family member" as such term is defined in the Form 8-A Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee.  In such case, such Award shall be exercisable only by the transferee approved of by the Committee.  To the extent that the Committee permits the Transfer of an Incentive Stock Option to a "family member", so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(h)   Buyout and Settlement Provisions.  Except as prohibited in Section 6(e) of the Plan, the Committee may at any time on behalf of MCH offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i)   Use of Proceeds.  The proceeds received by MCH from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of MCH.

(j)   Modification or Substitution of an Award.  Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards.  Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant's consent.  The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award.  Notwithstanding the foregoing, without the approval of the shareholders of MCH in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 12.

(k)   Amendment and Termination of Plan.  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of MCH in accordance with applicable law and the Articles of Incorporation and Bylaws of MCH shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 12 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the shareholders of MCH must approve an action to be undertaken under the Plan.  Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan.  Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l)   Section 409A of the Code. The Plan is intended not to provide for deferral of compensation for purposes of Section 409A of the Code, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code. The provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject Section 409A of the Code to comply therewith. In such event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(m)   Notification of 83(b) Election.  If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n)   Detrimental Activity.  All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 14(n) if the Participant engages in any Detrimental Activity.  To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award.  Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 14(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

(o)   Disclaimer of Rights.  No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company.  The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p)   Unfunded Status of Plan.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q)   Nonexclusivity of Plan.  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(r)   Other Benefits.  No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant's level of compensation.

(s)   Headings.  The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t)   Pronouns.  The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u)   Successors and Assigns.  The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant's estate, devisee, or heir at law.

(v)   Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w)   Notices.  Unless otherwise provided by the Committee, any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to MCH, to its principal place of business, attention: Chief Financial Officer, Medical Connections Holdings, Inc., and if to the holder of an Award, to the address as appearing on the records of the Company.

APPENDIX A

DEFINITIONS

"Award" means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

"Award Agreement" means a written agreement entered into by MCH and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

"Board" means the board of directors of MCH.

"Cause" means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant's duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement.  The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

"Change in Control" shall be deemed to occur upon:

(a)  any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than MCH, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of MCH in substantially the same proportions as their ownership of common stock of MCH), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MCH representing thirty percent (30%) or more of the combined voting power of MCH's then outstanding securities;

(b)  during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by MCH's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)  a merger, consolidation, reorganization, or other business combination of MCH with any other entity, other than a merger or consolidation which would result in the voting securities of MCH outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of MCH or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of MCH (or similar transaction) in which no person acquires thirty percent (30%) or more of the combined voting power of MCH's then outstanding securities shall not constitute a Change in Control; or

(d)  the shareholders of MCH approve a plan of complete liquidation of MCH or the consummation of the sale or disposition by MCH of all or substantially all of MCH's assets other than (x) the sale or disposition of all or substantially all of the assets of MCH to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of MCH at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of MCH.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term "Change in Control" shall have the meaning ascribed to the phrase "Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation" under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

"Change in Control Price" means the price per share of Common Stock paid in any transaction related to a Change in Control of MCH.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Committee" means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act, and as an "outside director" for purposes of Code Section 162(m).  If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee.  Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

"Common Stock" means the common stock, par value $.001 per share, of MCH.

"Company" means MCH, the subsidiaries of MCH, and all other entities whose financial statements are required to be consolidated with the financial statements of MCH pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of MCH as determined by the Committee in its sole and absolute discretion.

"Covered Employee" means "covered employee" as defined in Code Section 162(m)(3).

"Covered Individual" means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

"Detrimental Activity" means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant's employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant's Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company.  For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

"Disability" means a "permanent and total disability" within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement.  The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

"Disparagement" means making any comments or statements to the press, the Company's employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

"Dividend Equivalents" means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

"Effective Date" shall mean  June 30, 2010.

"Eligible Individual" means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, provided, however,  that for purposes of granting Options and Stock Appreciation Rights there shall be excluded from the definition of Eligible Individual any individual performing services for the Company, who does not perform services for MCH or any other entity with respect which Common Stock is "service recipient stock" as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the purchase price per share of each share of Common Stock subject to an Award.

"Fair Market Value" means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded.  If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

"Grant Date" means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

"Incentive Stock Option" means an "incentive stock option" within the meaning of Code Section 422.

"MCH" means Medical Connections Holdings, Inc., a Florida Corporation, including any successor thereto by merger, consolidation, acquisition or otherwise.

"Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

"Option" means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

"Participant" means any Eligible Individual who holds an Award under the Plan and any of such individual's successors or permitted assigns.

"Performance Goals" means the specified performance goals which have been established by the Committee in connection with an Award.

"Performance Period" means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

"Performance Share" means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

"Performance Unit" means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

"Person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of MCH.

"Plan" means this Medical Connections Holdings, Inc. 2010 Stock Incentive Plan.

"Prospective Employee" means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual, provided, however,  that for purposes of granting Options and Stock Appreciation Rights there shall be excluded for the definition of Prospective Employee any individual who does commit to perform services for MCH or any other entity with respect which Common Stock is "service recipient stock" as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

"Restricted Stock" means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

"Section 424 Employee" means an employee of MCH or any "subsidiary corporation" or "parent corporation" as such terms are defined in and in accordance with Code Section 424.  The term "Section 424 Employee" also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

"Stock Appreciation Right" means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

"Transfer" means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.